Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

 PUBLIC ACCOUNTING FIRM

We are aware of the incorporation by reference in the previously filed Registration Statements (File No.'s 333-02683, 333-05231, 333-15851, 333-43055, 333-51189, 333-51181, 333-57779, 333-84483 and 333-86492) of The Standard Register Company and subsidiaries of our report dated April 29, 2008 relating to the unaudited consolidated financial statements that are included in Form 10-Q for the thirteen week period ended March 30, 2008.

/S/BATTELLE & BATTELLE LLP

Dayton, Ohio

April 30, 2008